EXHIBIT 99.1

FOR RELEASE:	February 15, 2013

Lisa F. Campbell, Executive Vice President

Chief Operating Officer and Chief Financial Officer

Office: (910) 892-7080 - Direct: 910-897-3660

lisac@newcenturybanknc.com

NewCenturyBankNC.com

NEW CENTURY BANCORP REPORTS

FOURTH QUARTER AND YEAR-END 2012 RESULTS

Positive year, fueled by both core earnings and non-recurring gains, is capped by strong fourth quarter earnings.

DUNN, NC . . . New Century Bancorp, Inc. (the “Company” NASDAQ: NCBC), the holding company for New Century Bank, today reported net income of $4.6 million for the year ended December 31, 2012, and basic and diluted earnings per share of $0.67. These results compare to a net loss of $163,000 and basic and diluted losses per share of $0.02 for the year ended December 31, 2011. For the quarter ended December 31, 2012, the Company reported net income of $735,000 and basic and diluted income per share of $0.11, compared to net income of $632,000 and basic and diluted income per share of $0.09 for fourth quarter 2011.

Net income for 2012 was positively impacted by two non-recurring events: a $2.4 million loan recovery in the first quarter and a $557,000 gain on the sale of New Century Bank’s Pembroke and Raeford branches in the second quarter.

In a year-to-year comparison, non-performing assets are down from $22.7 million to $14.9 million, resulting in overall improvement in asset quality. At year-end, the Company remains well-capitalized, which is the highest capital category based on regulatory guidelines.

Total assets for the Company as of December 31, 2012, were $588.2 million, total deposits were $498.6 million, and total loans were $367.9 million, compared to total assets of $589.7 million, total deposits of $501.4 million, and total loans of $417.6 million as of the same date in 2011. The decline in deposits and loans in a year-to-year comparison is due in part to the sale of the Pembroke and Raeford offices to Lumbee Guaranty Bank during second quarter 2012, and to a generally soft regional economy.

“On behalf of our board of directors and our staff,” said William L. Hedgepeth, president and CEO of New Century Bancorp and New Century Bank, “We are pleased with our results of operations in 2012. While overall results were positively impacted by non-recurring events, results from core operations were strong on their own.

“There are still challenges ahead for our bank and for the banking industry as a whole. The biggest challenge is continuing soft loan demand and a low interest rate environment that results in a tight net interest margin. In addition, the cost of complying with new legislation and the resultant regulatory requirements is steep. While the economy is showing signs of recovery, it is still struggling, and to a great extent remains a jobless recovery. Many of our customers—both personal and business—are working hard to gain financial ground lost over the past few years. Our role is to stand with them and do all we can to help.

-continued-

“In 2013, we will launch a number of strategic initiatives and will introduce several new products and services,” Hedgepeth continued. “We feel strongly about the markets we serve and our ability to meet their banking needs. We appreciate the support of our shareholders and our customers.”

New Century Bank has branch offices in these North Carolina communities: Dunn, Clinton, Fayetteville, Goldsboro, Lillington, Lumberton, and loan production offices in Greenville and Raleigh.

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The information as of and for the quarter and year ended December 31, 2012, as presented is unaudited. This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, our limited operating history, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.

New Century Bancorp, Inc.

Selected Financial Information and Other Data

($ in thousands, except per share data)

	At or for the three months ended					At or for the year ended

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011	December 31, 2010
Summary of Operations:
Total interest income	$5,990	$6,198	$6,325	$6,619	$7,086	$25,132	$30,383	$33,610
Total interest expense	1,552	1,623	1,684	1,772	1,903	6,632	8,425	9,680
Net interest income	4,438	4,575	4,641	4,847	5,183	18,500	21,958	23,930
Provision for loan losses	-	189	(649)	(2,136)	319	(2,597)	6,218	15,634
Net interest income after provision	4,438	4,386	5,290	6,983	4,864	21,097	15,740	8,296
Noninterest income	1,015	757	1,199	626	642	3,598	2,817	2,678
Noninterest expense	4,201	4,170	4,648	4,216	4,574	17,236	19,105	19,213
Income (loss) before income taxes	1,252	973	1,841	3,393	932	7,459	(548)	(8,239)
Provision for income taxes (benefit)	517	341	683	1,281	333	2,822	(385)	(3,284)
Net income (loss)	$735	$632	$1,158	$2,112	$599	$4,637	$(163)	$(4,955)

Share and Per Share Data:
Earnings (loss) per share - basic	$0.11	$0.09	$0.17	$0.31	$0.09	$0.67	$(0.02)	$(0.72)
Earnings (loss) per share - diluted	$0.11	$0.09	$0.17	$0.31	$0.03	$0.67	$(0.02)	$(0.72)
Book value per share	7.84	7.76	7.66	7.49	7.22	7.84	7.22	7.19
Tangible book value per share	7.79	7.72	7.61	7.41	7.14	7.79	7.14	7.09
Ending shares outstanding	6,913,636	6,913,636	6,913,636	6,913,636	6,860,367	6,913,636	6,860,367	6,913,636
Weighted average shares outstanding:
Basic	6,913,636	6,913,636	6,913,636	6,859,196	6,860,367	6,898,147	6,887,168	6,875,845
Diluted	6,914,345	6,914,085	6,913,636	6,859,196	6,860,367	6,898,377	6,887,168	6,875,845

Selected Performance Ratios:
Return on average assets	0.50%	0.44%	0.83%	1.45%	0.39%	0.81%	-0.03%	-0.77%
Return on average equity	5.37%	4.69%	8.82%	16.89%	4.80%	8.79%	-0.33%	-9.05%
Net interest margin	3.29%	3.51%	3.63%	3.64%	3.68%	3.48%	3.91%	4.03%
Efficiency ratio(1)	77.04%	78.21%	79.59%	77.03%	78.52%	78.00%	77.10%	72.71%

Period End Balance Sheet Data:
Loans, held for sale	$-	$-	$-	$1,552	$-	$-	$-	$-
Loans, net of unearned income	367,892	386,096	390,403	399,760	417,624	367,892	417,624	470,484
Total Earning Assets	549,493	514,767	515,397	534,057	536,390	549,493	536,390	580,169
Core Deposit Intangible	298	327	356	516	545	298	545	699
Total Assets	588,237	577,833	563,682	580,996	589,651	588,237	589,651	626,896
Deposits	498,559	481,320	471,184	489,966	501,377	498,559	501,377	534,599
Short term debt	17,848	26,195	22,953	23,301	21,877	17,848	21,877	23,666
Long term debt	12,372	12,372	12,372	12,372	14,372	12,372	14,372	16,372
Shareholders' equity	54,179	53,671	52,954	51,777	49,546	54,179	49,546	49,692

Selected Average Balances:
Gross Loans	$375,413	$386,217	$396,190	$409,009	$429,642	$391,648	$451,358	$484,647
Total Earning Assets	536,428	518,761	514,147	535,317	559,110	532,193	565,867	599,152
Core Deposit Intangible	310	339	379	533	569	389	621	775
Total Assets	581,005	569,048	563,850	585,249	608,118	574,624	624,015	644,904
Deposits	485,844	474,069	471,829	495,649	518,508	481,837	533,000	548,768
Short term debt	23,961	24,609	22,961	23,004	23,476	24,003	21,924	23,146
Long term debt	12,372	12,372	12,372	13,845	14,372	12,372	16,372	16,372
Shareholders' equity	54,352	53,619	52,783	50,300	49,486	52,769	50,094	54,750

Asset Quality Ratios:
Nonperforming loans	$12,030	$18,613	$16,579	$19,270	$19,636	$12,030	$19,636	$12,250
Other real estate owned	2,833	2,849	3,859	2,391	3,031	2,833	3,031	3,655
Allowance for loan losses	7,897	8,588	8,510	9,568	10,034	7,897	10,034	10,015
Nonperforming loans(2) to period-end loans	3.27%	4.82%	4.25%	4.82%	4.70%	3.27%	4.70%	2.60%
Allowance for loan losses to period-end loans	2.15%	2.22%	2.18%	2.39%	2.40%	2.15%	2.40%	2.13%
Delinquency Ratio(3)	0.32%	0.47%	0.77%	0.23%	1.02%	0.32%	1.02%	0.45%
Net loan charge-offs to average loans	-0.85%	-0.42%	-0.42%	-1.64%	0.68%	-0.12%	1.37%	3.30%

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.

(2)	Nonperforming loans consist of non-accrual loans and restructured loans.
(3)	Delinquency Ratio includes 30-89 days past due and excludes non-accrual loans.